Exhibit 12



The William Carter Company
Schedule of Ratio of Earnings to Fixed Charges
(dollars in thousands)


                                                                                    Predecessor for      Successor for
                                                                                    the period from     the period from
                                                          Fiscal Year              December 31, 1995   October 30, 1996
                                            ------------------------------------       through             through
                                            1992     1993     1994     1995        October 29, 1996    December 28, 1996
                                            -----    -----    -----    -----       -----------------   -----------------
Earnings:
    Income (loss) before income taxes
      and extraordinary item                ($9,792) $ 6,830  $12,388  $13,254       $     1,507          $       485
    Add, Fixed charges, below                 9,423    8,594    9,663   11,592            10,709                3,347
                                            -------  -------  ------- --------     -----------------     --------------
    (A) Earnings, as defined                ($  369) $15,424  $22,051  $24,846       $    12,216          $     3,832
                                            =======  =======  ======= ========     =================     ==============

Fixed Charges:
    Interest expense, including amortization
      of deferred debt issuance costs       $ 7,368  $ 5,957   $6,445   $7,849       $     7,075          $     2,631
    Portion of rental expense
      representing interest                   2,055    2,637    3,218    3,743             3,634                  716
                                            -------  -------  ------- --------     -----------------     --------------
    (B) Fixed charges, as defined           $ 9,423  $ 8,594   $9,663  $11,592       $    10,709          $     3,347
                                            =======  =======  ======= ========     =================     ==============
Ratio of Earnings to Fixed Charges (A/B)(3)     --       1.8      2.3      2.1               1.1                  1.1
                                            =======  =======  ======= ========     =================     ==============


                                                                       Adjusted
                                                   Pro Forma           Pro Forma
                                                 Fiscal 1996(1)     Fiscal 1996(2)
                                               -----------------    --------------
                                                            (unaudited)
Earnings:
    Income (loss) before income taxes
      and extraordinary item                    $      (296)          $     (396)
    Add, Fixed charges, below                        21,228               21,328
                                              -----------------     --------------
    (A) Earnings, as defined                    $    20,932           $   20,932
                                              =================     ==============

Fixed Charges:
    Interest expense, including amortization
      of deferred debt issuance costs
    Portion of rental expense                   $    16,878           $  16,978
      representing interest                           4,350               4,350
                                              -----------------     --------------
    (B) Fixed charges, as defined               $    21,228           $  21,328
                                              =================     ==============
Ratio of Earnings to Fixed Charges (A/B)(3)             --                  --
                                              =================     ==============


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(1) Assumes the Acquisition and financing, including issuance of the Old Notes, took place on December 31, 1995.

(2) Further assumes that the exchange of the New Notes for the Old Notes took place on December 31, 1995.

(3) Earnings were insufficient to cover fixed charges by $9,792 in fiscal 1992, $296 for pro forma fiscal 1996 and $396 for adjusted pro forma fiscal 1996.
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